Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Second Quarter 2021 Results and
Declares Second Quarter 2021 Distributions

HOUSTON, August 6, 2021 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2021 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	June 30, 2021
Net income	$15,382	$45,666
Asset impairments	16	7,661
Net income excluding asset impairments (1)	$15,398	$53,327
Adjusted EBITDA (1)	27,351	100,233
Cash flow provided by (used in) continuing operations:
Operating activities	13,384	74,062
Investing activities	657	2,365
Financing activities	(12,900)	(89,347)
Free cash flow (1)	12,925	75,136
Cash flow cushion (last twelve months) (1)		(12,522)

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
"NRP saw continued strength in demand for steel, glass and electricity in the second quarter of 2021, resulting in stable free cash flow generation and strong liquidity. We are continuing to reduce debt, maintain robust liquidity and maximize unitholder value as we navigate the ongoing effects of the COVID-19 pandemic," said Craig Nunez, NRP's President and Chief Operating Officer.

NRP's liquidity was $197.9 million at June 30, 2021, consisting of $97.9 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP announced today that the Board of Directors of its general partner declared a second quarter 2021 cash distribution of $0.45 per common unit of NRP to be paid on August 26, 2021 to unitholders of record on August 19, 2021. In addition, the Board declared a $7.8 million distribution on the preferred units, which will be paid one-half in cash and one-half in kind through the issuance of additional preferred units. The preferred unit distribution includes interest on previously paid-in-kind units and will be paid one-half in cash and one-half in kind through the issuance of additional preferred units.

Segment Performance
Coal Royalty and Other
In the second quarter of 2021 net income increased $134.4 million as compared to the prior year period primarily due to a $132.3 million non-cash asset impairment expense recorded in the second quarter of 2020 that was primarily related to weakened coal markets compounded by the COVID-19 pandemic. Free cash flow was relatively flat in the second quarter of 2021 as compared to the prior year period as increased coal royalty cash flow due to stronger coal demand in the second quarter of 2021 was offset by $5 million of increased cash flow in the second quarter of 2020 related to the emergence of a lessee from bankruptcy. Approximately 65% of coal royalty revenues and approximately 50% of coal royalty sales volumes were derived from metallurgical coal in the second quarter of 2021.
Metallurgical coal markets have rebounded from the lows seen in 2020 and the outlook remains strong as steel demand driven by global economic recovery is more than offsetting challenges related to the COVID-19 pandemic. Domestic and export thermal coal markets have significantly improved from the lows seen in 2020, but still face ongoing negative effects of the COVID-19 pandemic and the long-term challenges of lower electricity demand, competition from natural gas, and the secular shift to renewable energy. However, NRP does not have significant sensitivity to thermal coal price movements this year since the substantial majority of NRP's thermal cash flows are fixed through 2021 pursuant to a contract with Foresight Energy that went into effect as they emerged from bankruptcy last year.
In addition to actively managing its currently producing coal and hard mineral properties over the last year, NRP continues working to identify alternative revenue sources across its large portfolio of land, mineral and timber assets. The types of opportunities NRP is exploring include the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar and wind energy. While the timing and likelihood of cash flows being realized from any of these activities is highly uncertain, NRP believes its large ownership footprint throughout the United States will provide opportunities to create value in this regard with minimal capital investment by NRP.
Soda Ash
Net income in the second quarter of 2021 increased $5.7 million as compared to the prior year period primarily as a result of increased sales volumes as demand for soda ash continued to rebound from its lows in 2020 caused by the global COVID-19 pandemic. Free cash flow was lower by $7.1 million as compared to the prior year period as a result of Ciner Wyoming's decision in August of 2020 to suspend its quarterly distributions in an effort to achieve greater financial and liquidity flexibility as a result of the COVID-19 pandemic. NRP does not expect Ciner Wyoming to resume regular cash distributions until they have greater visibility and confidence in the sustainability of the continuing improvement in global soda ash demand. Ciner Wyoming’s ability to pay future quarterly distributions will be dependent in part on its cash reserves, liquidity, total debt levels and anticipated capital expenditures.

NRP continues to believe Ciner Wyoming's facility is competitively positioned as one of the lowest cost producers of soda ash in the world, however, NRP expects the market to remain volatile as a result of ongoing uncertainties with COVID-19.
Corporate and Financing
Corporate and financing costs in the second quarter of 2021 improved $0.9 million as compared to the prior year period primarily due to lower interest expense as a result of less debt outstanding in 2021. Free cash flow improved $0.5 million in the second quarter of 2021 as compared to the prior year period primarily due to lower cash paid for interest as a result of less debt outstanding in 2021.
As noted earlier, NRP declared a second quarter 2021 preferred unit distribution of $7.8 million which will be paid one-half in cash and one-half in kind. The indenture governing the 2025 parent company notes restricts NRP from paying more than one-half of the quarterly distribution on the preferred units in cash if NRP's consolidated leverage ratio exceeds 3.75x, and as of June 30, 2021, NRP's leverage ratio was 4.6x. NRP expects its leverage ratio to begin a sustained long-term decline as NRP continues to pay down debt. Under the terms of the partnership agreement, if NRP’s consolidated leverage ratio remains above 3.75x into 2022 and NRP remains unable to redeem any outstanding paid-in-kind preferred units, NRP would be required to temporarily suspend distributions on its common units until the leverage ratio drops below 3.75x and the outstanding paid-in-kind preferred units are redeemed. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the Board determines is necessary for future operating and capital needs.

Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link http://www.directeventreg.com/registration/event/2296424. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Withholding Information for Foreign Investors
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2021	2020	2021	2021	2020
Revenues and other income
Coal royalty and other	$33,611	$31,666	$32,927	$66,538	$63,099
Transportation and processing services	2,182	1,938	2,192	4,374	4,447
Equity (loss) in earnings of Ciner Wyoming	2,601	(3,058)	1,973	4,574	3,214
Gain on asset sales and disposals	116	465	59	175	465
Total revenues and other income	$38,510	$31,011	$37,151	$75,661	$71,225

Operating expenses
Operating and maintenance expenses	$5,170	$8,217	$5,552	$10,722	$13,419
Depreciation, depletion and amortization	4,871	2,062	5,092	9,963	4,074
General and administrative expenses	3,388	3,621	4,110	7,498	7,534
Asset impairments	16	132,283	4,043	4,059	132,283
Total operating expenses	$13,445	$146,183	$18,797	$32,242	$157,310

Income (loss) from operations	$25,065	$(115,172)	$18,354	$43,419	$(86,085)

Interest expense, net	$(9,683)	$(10,329)	$(9,973)	$(19,656)	$(20,637)

Net income (loss)	$15,382	$(125,501)	$8,381	$23,763	$(106,722)
Less: income attributable to preferred unitholders	(7,842)	(7,613)	(7,727)	(15,569)	(15,113)
Net income (loss) attributable to common unitholders and the general partner	$7,540	$(133,114)	$654	$8,194	$(121,835)

Net income (loss) attributable to common unitholders	$7,389	$(130,452)	$641	$8,030	$(119,398)
Net income (loss) attributable to the general partner	151	(2,662)	13	164	(2,437)

Net income (loss) per common unit
Basic	$0.60	$(10.64)	$0.05	$0.65	$(9.74)
Diluted	0.56	(10.64)	0.05	0.65	(9.74)

Net income (loss)	$15,382	$(125,501)	$8,381	$23,763	$(106,722)
Comprehensive income from unconsolidated investment and other	2,533	1,359	732	3,265	336
Comprehensive income (loss)	$17,915	$(124,142)	$9,113	$27,028	$(106,386)

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2021	2020	2021	2021	2020
Cash flows from operating activities
Net income (loss)	$15,382	$(125,501)	$8,381	$23,763	$(106,722)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	4,871	2,062	5,092	9,963	4,074
Distributions from unconsolidated investment	—	7,105	3,920	3,920	14,210
Equity earnings from unconsolidated investment	(2,601)	3,058	(1,973)	(4,574)	(3,214)
Gain on asset sales and disposals	(116)	(465)	(59)	(175)	(465)
Asset impairments	16	132,283	4,043	4,059	132,283
Bad debt expense	(737)	3,847	383	(354)	3,657
Unit-based compensation expense	593	924	1,126	1,719	1,653
Amortization of debt issuance costs and other	977	(1,534)	269	1,246	(1,086)
Change in operating assets and liabilities:
Accounts receivable	162	8,446	(3,331)	(3,169)	3,373
Accounts payable	(83)	(44)	(10)	(93)	49
Accrued liabilities	1,838	(915)	(3,034)	(1,196)	(3,776)
Accrued interest	(7,424)	(7,351)	7,133	(291)	(291)
Deferred revenue	677	2,202	(146)	531	10,467
Other items, net	(171)	(4,182)	1,406	1,235	(4,122)
Net cash provided by operating activities of continuing operations	$13,384	$19,935	$23,200	$36,584	$50,090
Net cash provided by operating activities of discontinued operations	—	—	—	—	1,706
Net cash provided by operating activities	$13,384	$19,935	$23,200	$36,584	$51,796

Cash flows from investing activities
Proceeds from asset sales and disposals	$116	$507	$59	$175	$507
Return of long-term contract receivable	541	858	541	1,082	1,130
Acquisition of non-controlling interest in BRP	—	(1,000)	—	—	(1,000)
Net cash provided by investing activities of continuing operations	$657	$365	$600	$1,257	$637
Net cash used in investing activities of discontinued operations	—	—	—	—	(66)
Net cash provided by investing activities	$657	$365	$600	$1,257	$571

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Cash flows from financing activities
Debt repayments	$(2,365)	$(2,365)	$(16,696)	$(19,061)	$(19,061)
Distributions to common unitholders and the general partner	(5,672)	—	(5,630)	(11,302)	(5,630)
Distributions to preferred unitholders	(3,864)	(7,613)	(3,806)	(7,670)	(15,113)
Contributions from discontinued operations	—	—	—	—	1,640
Acquisition of non-controlling interest in BRP	(1,000)	—	—	(1,000)	—
Other items	1	—	(691)	(690)	—
Net cash used in financing activities of continuing operations	$(12,900)	$(9,978)	$(26,823)	$(39,723)	$(38,164)
Net cash used in financing activities of discontinued operations	—	—	—	—	(1,640)
Net cash used in financing activities	$(12,900)	$(9,978)	$(26,823)	$(39,723)	$(39,804)

Net increase (decrease) in cash and cash equivalents	$1,141	$10,322	$(3,023)	$(1,882)	$12,563
Cash and cash equivalents at beginning of period	96,767	100,506	99,790	99,790	98,265
Cash and cash equivalents at end of period	$97,908	$110,828	$96,767	$97,908	$110,828

Supplemental cash flow information:
Cash paid for interest	$16,611	$17,183	$2,320	$18,931	$20,222
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$—	$924	$992	$—	$924
Preferred unit distributions paid-in-kind	3,863	—	3,806	7,669	—

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except unit data)	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$97,908	$99,790
Accounts receivable, net	15,322	12,322
Other current assets, net	4,038	5,080
Total current assets	$117,268	$117,192
Land	24,008	24,008
Mineral rights, net	447,155	460,373
Intangible assets, net	16,742	17,459
Equity in unconsolidated investment	266,433	262,514
Long-term contract receivable, net	32,514	33,264
Other long-term assets, net	6,085	7,067
Total assets	$910,205	$921,877
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,293	$1,385
Accrued liabilities	5,746	7,733
Accrued interest	1,423	1,714
Current portion of deferred revenue	10,293	11,485
Current portion of long-term debt, net	39,060	39,055
Total current liabilities	$57,815	$61,372
Deferred revenue	51,793	50,069
Long-term debt, net	414,099	432,444
Other non-current liabilities	4,819	5,131
Total liabilities	$528,526	$549,016
Commitments and contingencies
Class A Convertible Preferred Units (261,420 and 253,750 units issued and outstanding at June 30, 2021 and December 31, 2020, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at June 30, 2021 and $1,700 per unit at December 31, 2020)	$176,006	$168,337
Partners’ capital:
Common unitholders’ interest (12,351,306 and 12,261,199 units issued and outstanding at June 30, 2021 and December 31, 2020, respectively)	$134,836	$136,927
General partner’s interest	434	459
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive income	3,587	322
Total partners’ capital	$205,673	$204,524
Total liabilities and capital	$910,205	$921,877

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524	$—	$204,524
Net income (1)	—	8,213	168	—	—	8,381	—	8,381
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Issuance of unit-based awards	90	—	—	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	215	—	—	—	215	—	215
Capital contribution	—	—	32	—	—	32	—	32
Comprehensive income from unconsolidated investment and other	—	—	—	—	732	732	—	732
Balance at March 31, 2021	12,351	$132,377	$394	$66,816	$1,054	$200,641	$—	$200,641
Net income (2)	—	15,074	308	—	—	15,382	—	15,382
Distributions to common unitholders and general partner	—	(5,559)	(113)	—	—	(5,672)	—	(5,672)
Distributions to preferred unitholders	—	(7,571)	(155)	—	—	(7,726)	—	(7,726)
Unit-based awards amortization and vesting	—	515	—	—	—	515	—	515
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,533	2,533	—	2,533
Balance at June 30, 2021	12,351	$134,836	$434	$66,816	$3,587	$205,673	$—	$205,673

(1)Net income includes $7.7 million of income attributable to preferred unitholders that accumulated during the period, of which $7.6 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.
(2)Net income includes $7.8 million of income attributable to preferred unitholders that accumulated during the period, of which $7.7 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	—	(3,911)
Net income (1)	—	18,403	376	—	—	18,779	—	18,779
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	673	—	—	—	673	—	673
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(1,023)	(1,023)	—	(1,023)
Balance at March 31, 2020	12,261	$273,847	$3,305	$66,816	$(3,617)	$340,351	$(2,935)	$337,416
Net loss (2)	—	(122,991)	(2,510)	—	—	(125,501)	—	(125,501)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Acquisition of non-controlling interest in BRP	—	(4,747)	(97)	—	—	(4,844)	2,935	(1,909)
Unit-based awards amortization and vesting	—	869	—	—	—	869	—	869
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,359	1,359	—	1,359
Balance at June 30, 2020	12,261	$139,517	$546	$66,816	$(2,258)	$204,621	$—	$204,621

(1)Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.
(2)Net loss includes $7.6 million of income attributable to preferred unitholders that accumulated during the period, of which $7.5 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended June 30, 2021 and 2020 and March 31, 2021:

	Operating Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2021
Revenues	$35,793	$2,601	$—	$38,394
Gain on asset sales and disposals	116	—	—	116
Total revenues and other income	$35,909	$2,601	$—	$38,510
Asset impairments	$16	$—	$—	$16
Net income (loss)	$25,886	$2,566	$(13,070)	$15,382
Adjusted EBITDA (1)	$30,774	$(35)	$(3,388)	$27,351
Cash flow provided by (used in) continuing operations:
Operating activities	$32,028	$(35)	$(18,609)	$13,384
Investing activities	$657	$—	$—	$657
Financing activities	$(1,000)	$—	$(11,900)	$(12,900)
Distributable cash flow (1)	$32,685	$(35)	$(18,609)	$14,041
Free cash flow (1)	$31,569	$(35)	$(18,609)	$12,925

For the Three Months Ended June 30, 2020
Revenues	$33,604	$(3,058)	$—	$30,546
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income	$34,069	$(3,058)	$—	$31,011
Asset impairments	$132,283	$—	$—	$132,283
Net loss	$(108,479)	$(3,087)	$(13,935)	$(125,501)
Adjusted EBITDA (1)	$25,881	$7,076	$(3,621)	$29,336
Cash flow provided by (used in) continuing operations:
Operating activities	$31,953	$7,077	$(19,095)	$19,935
Investing activities	$365	$—	$—	$365
Financing activities	$—	$—	$(9,978)	$(9,978)
Distributable cash flow (1)	$33,318	$7,077	$(19,095)	$21,300
Free cash flow (1)	$31,811	$7,077	$(19,095)	$19,793

For the Three Months Ended March 31, 2021
Revenues	$35,119	$1,973	$—	$37,092
Gain on asset sales and disposals	59	—	—	59
Total revenues and other income	$35,178	$1,973	$—	$37,151
Asset impairments	$4,043	$—	$—	$4,043
Net income (loss)	$20,488	$1,953	$(14,060)	$8,381
Adjusted EBITDA (1)	$29,646	$3,900	$(4,110)	$29,436
Cash flow provided by (used in) continuing operations:
Operating activities	$25,962	$3,888	$(6,650)	$23,200
Investing activities	$600	$—	$—	$600
Financing activities	$(132)	$—	$(26,691)	$(26,823)
Distributable cash flow (1)	$26,562	$3,888	$(6,650)	$23,800
Free cash flow (1)	$26,503	$3,888	$(6,650)	$23,741

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following table presents NRP's unaudited business results by segment for the six months ended June 30, 2021 and 2020:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2021
Revenues	$70,912	$4,574	$—	$75,486
Gain on asset sales and disposals	175	—	—	175
Total revenues and other income	$71,087	$4,574	$—	$75,661
Asset impairments	$4,059	$—	$—	$4,059
Net income (loss)	$46,374	$4,519	$(27,130)	$23,763
Adjusted EBITDA (1)	$60,420	$3,865	$(7,498)	$56,787
Cash flow provided by (used in) continuing operations:
Operating activities	$57,990	$3,853	$(25,259)	$36,584
Investing activities	$1,257	$—	$—	$1,257
Financing activities	$(1,132)	$—	$(38,591)	$(39,723)
Distributable cash flow (1)	$59,247	$3,853	$(25,259)	$37,841
Free cash flow (1)	$58,072	$3,853	$(25,259)	$36,666

For the Six Months Ended June 30, 2020
Revenues	$67,546	$3,214	$—	$70,760
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income	$68,011	$3,214	$—	$71,225
Asset impairments	$132,283	$—	$—	$132,283
Net income (loss)	$(81,735)	$3,169	$(28,156)	$(106,722)
Adjusted EBITDA (1)	$54,637	$14,165	$(7,534)	$61,268
Cash flow provided by (used in) continuing operations:
Operating activities	$62,509	$14,166	$(26,585)	$50,090
Investing activities	$637	$—	$—	$637
Financing activities	$—	$—	$(38,164)	$(38,164)
Distributable cash flow (1) (2)	$64,146	$14,166	$(26,585)	$51,661
Free cash flow (1)	$62,639	$14,166	$(26,585)	$50,220

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2021	2020	2021	2021	2020
Coal sales volumes (tons)
Appalachia
Northern (1)	405	87	120	525	414
Central	2,975	2,463	2,650	5,625	5,396
Southern	316	426	100	416	648
Total Appalachia	3,696	2,976	2,870	6,566	6,458
Illinois Basin	2,640	578	2,658	5,298	1,083
Northern Powder River Basin	185	340	1,059	1,244	867
Total coal sales volumes	6,521	3,894	6,587	13,108	8,408
Coal royalty revenue per ton
Appalachia
Northern (1)	$4.45	$2.74	$3.64	$4.27	$2.01
Central	4.62	4.04	4.22	4.44	4.47
Southern	7.63	4.96	5.28	7.06	4.68
Illinois Basin	2.01	1.97	2.06	2.04	3.08
Northern Powder River Basin	4.15	3.15	3.37	3.49	3.75
Combined average coal royalty revenue per ton	3.69	3.73	3.22	3.45	4.11
Coal royalty revenues
Appalachia
Northern (1)	$1,804	$238	$437	$2,241	$831
Central	13,756	9,951	11,195	24,951	24,124
Southern	2,410	2,111	528	2,938	3,034
Total Appalachia	17,970	12,300	12,160	30,130	27,989
Illinois Basin	5,300	1,137	5,483	10,783	3,336
Northern Powder River Basin	768	1,071	3,573	4,341	3,248
Unadjusted coal royalty revenues	24,038	14,508	21,216	45,254	34,573
Coal royalty adjustment for minimum leases (2)	(5,740)	(3,661)	(5,851)	(11,591)	(4,624)
Total coal royalty revenues	$18,298	$10,847	$15,365	$33,663	$29,949
Other revenues
Production lease minimum revenues (2)	$3,556	$8,485	$3,450	$7,006	$9,287
Minimum lease straight-line revenues (2)	4,869	4,987	6,096	10,965	8,796
Property tax revenues	1,587	761	1,469	3,056	2,360
Wheelage revenues	1,844	1,584	1,781	3,625	3,788
Coal overriding royalty revenues	976	683	1,859	2,835	2,005
Lease amendment revenues	772	890	868	1,640	1,733
Aggregates royalty revenues	456	271	454	910	847
Oil and gas royalty revenues	900	2,742	1,366	2,266	3,845
Other revenues	353	416	219	572	489
Total other revenues	$15,313	$20,819	$17,562	$32,875	$33,150
Coal royalty and other	$33,611	$31,666	$32,927	$66,538	$63,099
Transportation and processing services revenues	2,182	1,938	2,192	4,374	4,447
Gain on asset sales and disposals	116	465	59	175	465
Total Coal Royalty and Other segment revenues and other income	$35,909	$34,069	$35,178	$71,087	$68,011

(1)Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.
(2)Beginning April 1, 2020 and effective January 1, 2020, certain revenues previously classified as coal royalty revenues are classified as production lease minimum revenues or minimum lease straight-line revenues due to contract modifications with Foresight Energy Resources LLC that fixed consideration paid to us over a two-year period.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2021
Net income (loss)	$25,886	$2,566	$(13,070)	$15,382
Less: equity earnings from unconsolidated investment	—	(2,601)	—	(2,601)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	1	—	9,682	9,683
Add: depreciation, depletion and amortization	4,871	—	—	4,871
Add: asset impairments	16	—	—	16
Adjusted EBITDA	$30,774	$(35)	$(3,388)	$27,351

For the Three Months Ended June 30, 2020
Net loss	$(108,479)	$(3,087)	$(13,935)	$(125,501)
Less: equity earnings from unconsolidated investment	—	3,058	—	3,058
Add: total distributions from unconsolidated investment	—	7,105	—	7,105
Add: interest expense, net	15	—	10,314	10,329
Add: depreciation, depletion and amortization	2,062	—	—	2,062
Add: asset impairments	132,283	—	—	132,283
Adjusted EBITDA	$25,881	$7,076	$(3,621)	$29,336

For the Three Months Ended March 31, 2021
Net income (loss)	$20,488	$1,953	(14,060)	$8,381
Less: equity earnings from unconsolidated investment	—	(1,973)	—	(1,973)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	23	—	9,950	9,973
Add: depreciation, depletion and amortization	5,092	—	—	5,092
Add: asset impairments	4,043	—	—	4,043
Adjusted EBITDA	$29,646	$3,900	$(4,110)	$29,436

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2021
Net income (loss)	$46,374	$4,519	$(27,130)	$23,763
Less: equity earnings from unconsolidated investment	—	(4,574)	—	(4,574)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	24	—	19,632	19,656
Add: depreciation, depletion and amortization	9,963	—	—	9,963
Add: asset impairments	4,059	—	—	4,059
Adjusted EBITDA	$60,420	$3,865	$(7,498)	$56,787

For the Six Months Ended June 30, 2020
Net income (loss)	$(81,735)	$3,169	$(28,156)	$(106,722)
Less: equity earnings from unconsolidated investment	—	(3,214)	—	(3,214)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	15	—	20,622	20,637
Add: depreciation, depletion and amortization	4,074	—	—	4,074
Add: asset impairments	132,283	—	—	132,283
Adjusted EBITDA	$54,637	$14,165	$(7,534)	$61,268

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$32,028	$(35)	$(18,609)	$13,384
Add: proceeds from asset sales and disposals	116	—	—	116
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$32,685	$(35)	$(18,609)	$14,041
Less: proceeds from asset sales and disposals	(116)	—	—	(116)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$31,569	$(35)	$(18,609)	$12,925

For the Three Months Ended June 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$31,953	$7,077	$(19,095)	$19,935
Add: proceeds from asset sales and disposals	507	—	—	507
Add: return of long-term contract receivable	858	—	—	858
Distributable cash flow	$33,318	$7,077	$(19,095)	$21,300
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$31,811	$7,077	$(19,095)	$19,793

For the Three Months Ended March 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$25,962	$3,888	$(6,650)	$23,200
Add: proceeds from asset sales and disposals	59	—	—	59
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$26,562	$3,888	$(6,650)	$23,800
Less: proceeds from asset sales and disposals	(59)	—	—	(59)
Less: acquisition costs	—	—	—	—
Free cash flow	$26,503	$3,888	$(6,650)	$23,741

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$57,990	$3,853	$(25,259)	$36,584
Add: proceeds from asset sales and disposals	175	—	—	175
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	1,082	—	—	1,082
Distributable cash flow	$59,247	$3,853	$(25,259)	$37,841
Less: proceeds from asset sales and disposals	(175)	—	—	(175)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$58,072	$3,853	$(25,259)	$36,666

For the Six Months Ended June 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$62,509	$14,166	$(26,585)	$50,090
Add: proceeds from asset sales and disposals	507	—	—	507
Add: proceeds from sale of discontinued operations	—	—	—	(66)
Add: return of long-term contract receivable	1,130	—	—	1,130
Distributable cash flow	$64,146	$14,166	$(26,585)	$51,661
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: proceeds from sale of discontinued operations	—	—	—	66
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$62,639	$14,166	$(26,585)	$50,220

LTM Free Cash Flow and Cash Flow Cushion

	For the Three Months Ended
(In thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	Last 12 Months
Net cash provided by operating activities of continuing operations	$24,323	$13,155	$23,200	$13,384	$74,062
Add: proceeds from asset sales and disposals	—	116	59	116	291
Add: proceeds from sale of discontinued operations	—	1	—	—	1
Add: return of long-term contract receivable	332	660	541	541	2,074
Distributable cash flow	$24,655	$13,932	$23,800	$14,041	$76,428
Less: proceeds from asset sales and disposals	—	(116)	(59)	(116)	(291)
Less: proceeds from sale of discontinued operations	—	(1)	—	—	(1)
Less: acquisition costs	—	—	—	(1,000)	(1,000)
Free cash flow	$24,655	$13,815	$23,741	$12,925	$75,136
Less: mandatory Opco debt repayments	(6,780)	(20,335)	(16,696)	(2,365)	(46,176)
Less: preferred unit distributions	(7,500)	(3,750)	(3,806)	(3,864)	(18,920)
Less: common unit distributions	(5,630)	(5,630)	(5,630)	(5,672)	(22,562)
Cash flow cushion	$4,745	$(15,900)	$(2,391)	$1,024	$(12,522)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	Last 12 Months
Net income	$7,216	$14,687	$8,381	$15,382	$45,666
Less: equity earnings from unconsolidated investment	(1,986)	(5,528)	(1,973)	(2,601)	(12,088)
Add: total distributions from unconsolidated investment	—	—	3,920	—	3,920
Add: interest expense, net	10,254	10,077	9,973	9,683	39,987
Add: depreciation, depletion and amortization	2,111	3,013	5,092	4,871	15,087
Add: asset impairments	934	2,668	4,043	16	7,661
Adjusted EBITDA	$18,529	$24,917	$29,436	$27,351	$100,233
Debt—at June 30, 2021					$458,819
Leverage Ratio (1)					4.6	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of June 30, 2021 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of June 30, 2021, was 4.6x as calculated under the indenture governing NRP's 2025 parent company notes.

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended June 30, 2021
Net income (loss)	$87,929	$11,893	$(54,156)	$45,666
Financing costs	94	—	39,955	40,049
Return	$88,023	$11,893	$(14,201)	$85,715

As of June 30, 2020
Total assets	$688,828	$252,420	$2,317	$943,565
Less: total current liabilities excluding current debt	(14,202)	—	(3,936)	(18,138)
Less: total long-term liabilities excluding long-term debt	(57,886)	—	(446)	(58,332)
Capital employed	$616,740	$252,420	$(2,065)	$867,095

Total partners' capital	$616,740	$252,420	$(664,539)	$204,621
Class A convertible preferred units	—	—	164,587	164,587
Debt	—	—	497,887	497,887
Capital employed	$616,740	$252,420	$(2,065)	$867,095

ROCE	14.3%	4.7%	N/A	9.9%

Excluding asset impairments:
Return	$88,023	$11,893	$(14,201)	$85,715
Add: asset impairments	7,661	—	—	7,661
Return excluding asset impairments	$95,684	$11,893	$(14,201)	$93,376

ROCE excluding asset impairments	15.5%	4.7%	N/A	10.8%

-end-